                                                                     EXHIBIT 4.6

          NEITHER THIS WARRANT NOR ANY OF THE SECURITIES ISSUABLE HEREUNDER HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH WARRANT OR SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE ACT.

          THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS WARRANT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA OR ANY OTHER STATE AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SUCH SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE OR SUCH PROVISIONS OF THE CORPORATIONS CODE OF ANY SUCH OTHER STATE. THE RIGHTS OF THE HOLDER OF THIS WARRANT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

                         COMMON STOCK PURCHASE WARRANT

Warrant No.  W-C30


                            MPATH INTERACTIVE, INC.


Issued February 12, 1999
------------------------

     1.  ISSUANCE.  This Warrant ("Warrant") is issued to PSINet Inc., a New
                                   -------
York corporation ("PSINet"), by Mpath Interactive, Inc., a Delaware corporation (the "Company"), pursuant to that certain Warrant Purchase Agreement dated
      -------
February 12, 1999, by and between the Company and PSINet (the "Agreement").  Any
                                                               ---------
capitalized terms not defined herein shall have the meaning as set forth in the Agreement.

     2. PURCHASE PRICE; NUMBER OF SHARES. The registered holder of this Warrant (the "Holder"), commencing on the date hereof, is entitled upon
              ------
surrender of this Warrant with the Notice of Exercise attached hereto as Exhibit
                                   ------------------                    -------
A duly executed, at the principal office of the Company, to purchase from the
-
Company at a price per share (the "Purchase Price") of $1.03, up
                                   --------------
to 108,000 fully paid and nonassessable shares of common stock, $0.00005 par value, of the Company (the "Common Stock");
                            ------------

     Until such time as this Warrant is exercised in full or expires, the Purchase Price and the Common Stock issuable upon exercise of this Warrant are subject to adjustment as hereinafter provided. The person or persons on whose name or names any certificate representing shares of Common Stock is issued hereunder shall be deemed to have become the holder of record of the shares represented thereby as at the close of business on the date this Warrant is exercised with respect to such shares, whether or not the transfer books of the Company shall be closed.

     3. PAYMENT OF PURCHASE PRICE. The Purchase Price for this Warrant (or the portion thereof being exercised) may be paid (i) in cash or by check, (ii) by the surrender by the Holder to the Company of any promissory notes or other obligations issued by the Company, with all such notes and obligations so surrendered being credited against the Purchase Price in an amount equal to the principal amount thereof plus accrued interest to the date of surrender, or
(iii) by any combination of the foregoing.

     4. NET ISSUE EXERCISE. Following the closing of the initial firm commitment underwritten public offering of the Common Stock pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended (the "Act"), in lieu of remitting the Purchase Price for this Warrant as set forth in Section 3 above, the Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being exercised) less the applicable Purchase Price, in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:


                                 X = Y(A - B)
                                     --------
                                        A

Where     X = The number of shares of Common Stock to be issued to the Holder.

          Y = the number of shares of Common Stock purchasable under this Warrant (or such portion as is being exercised).

          A = the Fair Market Value (as defined in the Agreement) of one share of such Common Stock.

          B = the Purchase Price (as adjusted to the date of such calculation).

     5. PARTIAL EXERCISE. This Warrant may be exercised in part, and the Holder shall be entitled to receive a new warrant, which shall be dated as of the date of this Warrant, covering the number of shares in respect of which this Warrant shall not have been exercised.

     6. FRACTIONAL SHARES. In no event shall any fractional share of Common Stock be issued upon any exercise of the Warrants. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company will pay cash equal to the product of such fraction multiplied by the Common Stock's Fair Market Value (as defined in the Agreement) as of the date of exercise.

     7. RESERVED SHARES; VALID ISSUANCE. The Company covenants that it will at all times from and after the date hereof reserve and keep available such number of its authorized shares of Common Stock, free from all preemptive or similar rights therein, as will be sufficient to permit the exercise of this Warrant in full. The Company further covenants that such shares as may be issued pursuant to such exercise will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

     8. EXPIRATION DATE. This Warrant shall expire upon termination of the Agreement and shall be void thereafter.

     9.  STOCK SPLITS AND DIVIDENDS.

         (a) Splits, Subdivisions or Combination of Shares.  If the Company at
             ---------------------------------------------
any time while this Warrant remains outstanding and unexpired shall split, subdivide or combine the Common Stock, the Purchase Price shall forthwith be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

         (b) Stock Dividends.  If the Company at any time while this Warrant is
             ---------------
outstanding and unexpired shall issue additional shares of Common Stock in payment of a stock dividend on the Common Stock or make any other distribution with respect to the Common Stock (except any distribution specifically provided for in Section 9 or 10 hereof), then the Purchase Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Purchase Price in effect immediately prior to such date of determination by a fraction
(i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution.

         (c) Adjustment of Number of Shares.  Upon each adjustment of the
             ------------------------------
Purchase Price pursuant to Sections 9(a) or (b) or 10 hereof, the number of shares of Common Stock purchasable hereunder shall be adjusted by multiplying the number of shares purchasable immediately prior to such adjustment in the Purchase Price by a fraction (i) the numerator of which shall be the Purchase Price immediately prior to such adjustment and (ii) the denominator of which shall be the Purchase Price immediately thereafter.

         (d) Adjustment for Certain Issuances.  If, at any time after the date
             --------------------------------
hereof, pursuant to a transaction conducted for equity financing purposes, the Company shall issue or sell any additional shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock for a consideration per share or having a conversion price or exchange price, either initially or after any subsequent adjustment to such price (not including adjustments made in transactions referenced in subsections 9(a) and (b) of this Warrant), less than the then-applicable Purchase Price, such Purchase Price shall be reduced, as of the date of such issuance or sale, to a price equal to the consideration per share or conversion price or exchange price, whichever is applicable.

     10. MERGERS AND RECLASSIFICATIONS. If, after the date hereof the Company shall enter into any Reorganization (as hereinafter defined), then, as a condition of such Reorganization, lawful provisions shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall thereafter have the right to purchase, at a total price not to exceed that payable upon the exercise of this Warrant in full, the kind and amount of shares of stock and other securities and property receivable upon such Reorganization by a holder of the number of shares of Common Stock which might have been purchased by the Holder immediately prior to such Reorganization, and in any such case appropriate provisions shall be made with respect to the rights and interest of the Holder to the end that the provisions hereof (including without limitation, provisions for the adjustment of the Purchase Price and the number of shares issuable hereunder) shall thereafter be applicable in relation to any shares of stock or other securities and property thereafter deliverable upon exercise hereof. For the purposes of this SECTION 10, the term "Reorganization" shall include without
                                           --------------
limitation any reclassification, capital reorganization or change of the Common Stock other than as a result of a subdivision, combination, stock dividend, or other distribution provided for in SECTION 9 hereof), or any consolidation of the Company with, or merger of the Company into, another corporation or other business organization (other than a merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding Common Stock), or any sale or conveyance of all or substantially all of the assets of the Company.

     11. CERTIFICATE OF ADJUSTMENT. Whenever the Purchase Price is adjusted as provided herein, the Company shall promptly deliver to the Holder (by first class mail, postage prepaid) a certificate of the Company's chief financial officer setting forth the amount of the adjustment, the method by which such adjustment was calculated, the Purchase Price after such adjustment, the number of shares purchasable upon exercise of this Warrant subsequent to the adjustment and a brief statement of the facts requiring such adjustment.

     12. LOSS, THEFT OR DESTRUCTION OF SECURITIES. In case this Warrant, or any certificate representing the shares of Common Stock issuable upon exercise hereof, shall be mutilated, lost, stolen or destroyed, the Company, at its expense, shall issue a new warrant or certificate of like tenor and denomination and deliver the same (i) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant or certificate, or (ii) in lieu of any Warrant or certificate lost, stolen or destroyed, upon receipt of an affidavit of the Holder or other evidence reasonably satisfactory to the Company of the loss, theft or destruction of such Warrant or certificate.

     13.  NOTICES OF RECORD DATE, ETC.  In the event of:

          (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase, sell or otherwise acquire or dispose of any shares of stock of any class or any other securities or property, or to receive any other right;

          (b) any reclassification of the capital stock of the Company, capital reorganization of the Company, consolidation or merger involving the Company, or sale or conveyance of all or substantially all of its assets;

          (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

          (d) the filing by the Company of a registration statement on Form S-1 under the Act for the initial firm commitment underwritten public offering of the Common Stock,

then in each such event the Company will provide or cause to be provided to the Holder a written notice thereof. Such notice shall be provided at least twenty
(20) business days (ten (10) business days in the case of subsection (d)) prior to the date specified in such notice on which any such action is to be taken.

     14. AMENDMENT. The terms of this Warrant may be amended or modified only upon the written consent of the parties hereto.

     15. NO IMPAIRMENT. The Company will not, by amendment of its Amended and Restated Certificate of Incorporation or through any reclassification, capital reorganization, consolidation, merger, sale or conveyance of assets, dissolution, liquidation, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders.

     16.  TRANSFERS AND EXCHANGES.

          (a) This Warrant shall not be transferable in whole or in part unless and until all conditions to transfer set forth in Section 3.7 of the Agreement have been met.

          (b) It shall be a further condition to each such transfer that the transferor shall complete and execute the Notice of Assignment (attached hereto
                                          --------------------
as Exhibit B) with respect thereto.
   ---------

          (c) It shall be a further condition to each such transfer that the transferee shall receive and accept a warrant, of like tenor and date, executed by the Company.

          (d) All new warrants issued in connection with permitted transfers or exchanges shall be identical in form and provision to this Warrant except as to the number of shares if less than the full amount of this Warrant is transferred or exchanged.

     17. RIGHTS AS STOCKHOLDERS. No holder of this Warrant, as such, shall be entitled to vote or receive dividends or be deemed the holder of Common Stock, or any other securities of the Company which may at any time be issuable on the exercise thereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Common Stock purchasable upon the exercise hereof shall have become deliverable, as provided herein.

     18. MARKET STAND-OFF AGREEMENT. The Holder hereby agrees that, during the period of duration specified by the Company and an underwriter of common stock or other securities of the Company, following the date of the first sale to the public pursuant to a registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Registrable Securities (as defined in the Rights Agreement) held by it at any time during such period except common stock included in such registration; provided, however, that:

          (a) such agreement shall be applicable only to the first registration statement of the Company which covers common stock (or other securities) to be sold on its behalf to the public in an underwritten offering;

          (b) all officers and directors of the Company, all one percent (1%) stockholders and all other persons with registration rights (whether or not pursuant to the Rights Agreement) are subject to similar restrictions;

          (c) such market stand-off time period shall not exceed one hundred and eighty (180) days; and

          (d) any discretionary waiver or termination of the restrictions of such agreements by the Company or the representatives of the underwriters shall apply to all persons subject to such agreements pro rata based on the number of shares of Registrable Securities held by such persons.

          In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of the Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

          Notwithstanding the foregoing, the obligations described in this
Section 18 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms which may be promulgated in the future.

     19. GOVERNING LAW. The provisions and terms of this Warrant shall be governed by and construed in accordance with the laws of the State of California without regard to its conflicts of laws provisions.

     20. SUCCESSORS AND ASSIGNS. This Warrant shall be binding upon the Company's successors and assigns and shall inure to the benefit of the Holder's successors and permitted assigns. Any assignment in violation of this Warrant shall be void.


             [The remainder of this page intentionally left blank]

Dated: __________________

                                    MPATH INTERACTIVE, INC.


                                    By: /s/ Lynn Heublein
                                       ---------------------------

                                    Name: Lynn Heulbein
                                         -------------------------

                                    Title: COO
                                          ------------------------



ACKNOWLEDGED AND AGREED:

PSINET INC.


By:___________________________

Name:_________________________

Title:________________________



                           SIGNATURE PAGE TO WARRANT

                                 EXHIBIT A
                                 ---------

                              NOTICE OF EXERCISE


To:___________________________

______________________________

______________________________

Attn:_________________________



     1. The undersigned hereby elects to purchase __________ shares of Common Stock of Mpath Interactive, Inc. pursuant to the terms of the attached Warrant, and (please indicate either (a) or (b) below):

     ___ (a) tenders herewith payment of the purchase price of such shares in full, or

     ___ (b) elects to effect such purchase through the Net Issue Exercise provision set forth in Section 4 of the attached Warrant.

     2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below


          Name:___________________________

          Address:________________________

                  ________________________

                  _________________________

     3. The undersigned represents that the aforesaid shares being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.


                                               ________________________________
                                                         (Signature)

                                   EXHIBIT B
                                   ---------

                              NOTICE OF ASSIGNMENT



     For value received, the undersigned hereby sells, assigns and transfers unto the person(s) listed below the right to purchase that number of shares of Common Stock of Mpath Interactive, Inc. ("Shares") pursuant to the terms of the
                                          ------
attached Warrant, together with all right, title and interest therein, with full power of substitution in the premises:

________________________________________________________________________________
  NAME(S) OF ASSIGNEE(S)       ADDRESS OF ASSIGNEE(S)       # OF SHARES ASSIGNED
________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

     And if said number of Shares shall not be all the Shares represented by the attached Warrant, a new Warrant is to be issued in the name of the undersigned for the balance remaining of the Shares registered by said Warrant.

Dated:      ______________________________

Signature:  ______________________________

Address:    ______________________________

            ______________________________

            ______________________________

     Notice: The signature to the foregoing Assignment must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration or any change whatsoever; signature(s) must be guaranteed by an eligible guarantor institution (banks, stock brokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to Securities and Exchange Commission Rule 17Ad-15.